                                                                    EXHIBIT 1.1

                               C2i SOLUTIONS, INC.

              One Million Shares of Common Stock ($.001 Par Value)
                                      -and-
              One Million Redeemable Common Stock Purchase Warrants




                             UNDERWRITING AGREEMENT


                                                               January __, 1997



SouthWall Capital Corp.
110 Wall Street
New York, New York 10005

Gentlemen:

            C2i Solutions, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as representative (the "Representative") shares of the Company's Common Stock, $.001 par value ("Common Stock") and Redeemable Warrants ("Warrants") to purchase such shares to be issued pursuant to a Warrant Agreement between the Company and American Stock Transfer and Trust Company dated ________, 1997 ("Warrant Agreement"). The aggregate number of such shares that the Company proposes to sell is One Million (the "Firm Shares") and the aggregate number of such warrants that the Company proposes to sell is likewise One Million (the "Firm Warrants"). These are collectively referred to in this agreement as the "Firm Securities." The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to grant the Underwriters an option to purchase an aggregate of up to 150,000 additional shares and a like number of warrants (the "Option Shares" and "Option Warrants" respectively) as set forth below, and these are collectively referred to in this agreement as the "Option Securities."

            As the Representative, you have advised the Company that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Securities if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares." The Firm Warrants and the Option Warrants (to the extent the aforementioned option is exercised) are herein collectively called the "Warrants."






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


            In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each of the Underwriters as follows:

            (a) A registration statement on Form SB-2 (File No. 333-39425) with respect to the Shares and Warrants has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form SB-2. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) if none is thus filed, the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares and Warrants, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

            (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.

            (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock and Warrants to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and will when issued as contemplated by the instrument evidencing the Warrants be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any shares of Common Stock or the issue and sale thereof.

            (d) The Warrant Agreement and Warrants have been duly authorized; and when the Warrants are delivered and paid for pursuant to this Agreement, the Warrant Agreement and the Warrants will have been duly executed and delivered.












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            (e) The information set forth under the caption "Capitalization" in the Prospectus is true and correct as of the date appearing thereunder, giving effect to the pro forma and other adjustments specified. All of the Shares and Warrants conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares and Warrants conform to the corporate law of the jurisdiction of the Company's incorporation. There are no securities of the Company convertible into, or exchangeable for, shares of the Company's capital stock, nor is the Company obligated to issue any such shares or securities, except as disclosed in the Prospectus.

            (f) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares and Warrants nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof.

            (g) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein, and all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (h) Ernst & Young LLP, who have audited certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

            (i) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise










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which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or which might prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

            (j) The Company has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) described above, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement), or with respect to licensed properties and assets, the rights of the respective licensors, or which are not material in amount. The Company occupies its leased properties under valid and binding leases.

            (k) The Company has filed all Federal, State, local and foreign income tax returns which have been required to be filed (subject to allowable extensions of time to file) and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company.

            (l) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, and otherwise than as may be described therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations disclosure of which would be required by generally accepted accounting principles, that are not disclosed in the Company's financial statements which are included in the Registration Statement.

            (m) The Company is not, and with the giving of notice or lapse of time or both, will not be, in violation of or in default under its Certificate of Incorporation or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the Company or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the Certificate of Incorporation or By-Laws of the Company or any order, rule or regulation, applicable to the Company, of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except for such additional steps as may be necessary to qualify the Shares and Warrants for public offering by the Underwriters under state securities or Blue Sky laws.














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            (n) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares and Warrants for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

            (o) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; and the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement would have a material adverse effect on the Company or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

            (p) Neither the Company, nor to the Company's best knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares and Warrants to facilitate the sale or resale thereof. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the Exchange Act.

            (q) The Company has caused each officer and director and specific shareholders of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell or otherwise dispose of any Common Stock, or any other securities convertible, exchangeable or exercisable for Common Stock owned by such person for a period of 18 months after the date of this Agreement, directly or indirectly, except with the prior written consent of SouthWall Capital Corp. pursuant to transfers exempt from the registration requirements of the Act, so long as the transferee executes and delivers to SouthWall Capital Corp. an agreeemnt to be bound. ("Lockup Agreements").

            (r) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder ("1940 Act").

            (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.








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            (t) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

            (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (v) No holder of any outstanding securities issued by the Company has any right (i) to require the Company to register such securities under the Act at any time prior to the end of the eighteenth month following the month that includes the date on which the Registration Statement becomes effective ("Effective Date"), or (ii) to elect to participate in any registration by the Company of such securities.

            (w) The Company is not obligated to pay a fee (such as a finders' fee or consulting fee) to any person in connection with the introduction of the Company to the Representative, or to any other person who will purchase securities directly from the Company in connection with the offering to which the Registration Statement relates.

            (x) During the period of twelve months ending on the date of this Agreement, the Company has not paid any compensation of any nature to any person other than the Representative in consideration of obtaining or arranging funding for the Company from any source, or rendering consulting services to it.

            (y) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.













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




2.          PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per Share and $_____ per Warrant, less an underwriting discount of 10% in each case, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

            (b) Payment for the Firm Securities to be sold hereunder is to be made in same day funds via wire transfer to the order of the Company against delivery of certificates therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of SouthWall Capital Corp., 110 Wall Street, 15th Floor, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Securities will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

            (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares and/or Option Warrants at the price per Share and per Warrant as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice at any time before the close of business on the 45th day after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company, setting forth the number of Option Shares and/or Option Warrants as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares and/or Option Warrants are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares and/or Option Warrants to be purchased by each Underwriter shall be in the same proportion to the respective total numbers thereof being purchased as the respective numbers of Firm Shares and/or Firm Warrants being purchased by such Underwriter bears to the respective total numbers thereof, adjusted by you in such manner as to avoid fractional Shares or Warrants. The option with respect to the Option Shares and/or Option Warrants granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares and/or Firm Warrants by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that








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

the option is exercised, payment for the Option Shares and/or Option Warrants shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the Company against delivery of certificates therefor at the offices of SouthWall Capital Corp., 110 Wall Street, New York, New York.

3. OFFERING BY THE UNDERWRITERS.

            It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representative deems it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

            It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares and Warrants in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4. COVENANTS OF THE COMPANY.

            The Company covenants and agrees with the several Underwriters that:

            (a) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and timely furnished with a copy or to which the Representative shall have reasonably and timely objected in writing or which is not in compliance with the Rules and Regulations.

            (b) The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

            (c) The Company will cooperate with the Representative in endeavoring to qualify the Shares and Warrants for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the








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

Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares and Warrants.

            (d) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

            (e) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares and Warrants as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

            (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

            (g) The Company will, within 120 days after the Registration Statement becomes effective, file Form 8-A or another appropriate form with the Securities and Exchange Commission to register the Common Stock under the Securities Exchange Act of 1934, as amended. The Company will use its best efforts to maintain that registration in effect for at least five years, to comply with the reporting requirements of Section 15 of that Act, and otherwise to make available current public information about the Company within the meaning of Rule 15c(2)(11) under that Act.

            (h) The Company will, for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended.

            (i) The Company will, for a period of two years from the Closing Date, provide to the Representative on a timely basis copies of all internal financial and operating reports (including information regarding outstanding purchase orders) that are prepared on a monthly basis for Company management.

            (j) Other than sales of shares of Common Stock upon exercise of stock options, no offering, sale, short sale or other disposition of any Common Stock or other securities convertible into or exchangeable or exercisable for, or derivative of, Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of SouthWall Capital Corp.

            (k) The Company will use its best efforts, subject to notice of issuance, to arrange that the Shares and Warrants be listed for trading on the NASDAQ National Market or the NASDAQ Small-Cap Market.

            (l) The Company will use its best efforts to register with the Corporate Record Savings and Annual Report Information Service published by Standard & Poor's Corporation, and maintain that registration until at least the fifth anniversary of the Effective Date.

            (m) The Company shall apply the net proceeds of its sale of the Shares and Warrants as set forth in the Prospectus.

            (n) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the 1940 Act.

            (o) The Company will, during the five-year period following the date on which the Registration Statement becomes effective, maintain a transfer agent reasonably satisfactory to the Representative and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock. At the Representative's written request, the Company will instruct the transfer agent to provide copies of the Company's stock transfer sheets to the Underwriter once each month.

            (p) The Company shall retain as its independent certified public accountants the firm of Ernst & Young LLP or another accounting firm of recognized national standing acceptable to the Representative, and as its legal counsel the firm of Gray Cary Ware & Freidenrich or another firm acceptable to the Representative expert in securities law matters and in regulatory matters applicable to the Company's business. The Company shall give the accounting firm so retained the









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

responsibility to examine and report on the financial statements and financial exhibits to be included in the Registration Statement. The Company shall at its expense cause that accounting firm to review (but not audit) the Company's regularly prepared financial statements for each of its first three fiscal quarters in each fiscal year, prior to the time at which the Company makes any public announcement of quarterly operating results and prior to the time the Company files its Quarterly Report on Form 10-Q or 10-QSB.

            (q) Upon request of the Representative, the Company will use its best efforts to (i) cause the election of a person designated by the Representative to serve as a member of the Company's Board of Directors, or (ii) cause a person so designated to be appointed as a non-voting advisor to the Board of Directors who is invited to attend all meetings of the Board of Directors, whichever is requested by the Representative. The Company shall not be obligated to maintain the service of any such person in either capacity beyond the fifth anniversary of the Effective Date. In the case of the person serving as a Director, the Company will cause that person to be covered by the same officers' and directors' liability insurance policy as covers the other members of the Company's Board of Directors.

            (r) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (s) Prior to the first anniversary of the Effective Date, the Company will not file a registration statement under the Securities Act on Form S-8 (or a similar or successor form) in respect of any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock.

            (t) Prior to the second anniversary of the Effective Date, the Company will not sell, offer for sale or offer to sell any securities of which it is the issuer in reliance on the exemption from registration under the Act afforded by Regulation S promulgated under the Act.

            (u) The Company will obtain, and maintain in effect at all times until the earlier of (i) the second anniversary of the Effective Date and (ii) the termination of his employment with the Company, a policy of "key-man" life insurance on the life of John Anthony Whalen, Jr. providing a death benefit to the Company of at least $100,000.



5.          COSTS AND EXPENSES.

            The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares and Warrants (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares and Warrants to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters (including fees and disbursements of the Representative's legal counsel) in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Shares and Warrants, (viii) the listing fees of the Nasdaq Stock Market, if applicable, and (ix) all other fees, costs and expenses referred to in Item 25 of Part II of the Registration Statement. Except as provided in this Section 5 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, provided that if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges. To the date of this Agreement the Company has paid the Underwriter a total of $45,000 against its obligation to pay expenses as provided in this Section 5.

6.          CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

            The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Common Stock or Warrants.

            (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Gray Cary Ware & Freidenrich, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                         (i) The Company has been duly organized and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in each jurisdiction in which such counsel has been informed by an appropriate officer of the Company that the Company has employees, operates facilities or has assets.

                        (ii) The Company has authorized and outstanding capital
            stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock and Warrants conform to the description thereof contained in the Prospectus; the certificates for the Common Stock and Warrants, assuming they are in the form filed with the Commission, are in due and proper form; the Firm Shares, and the Option Shares if any, have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement, and the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and will when issued as contemplated by the instrument evidencing the Warrants be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any shares of Common Stock or the issue or sale thereof.

                        (iii) Except as described in or contemplated by the
            Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any person other than the Representative has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any shares of Common Stock or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                        (iv) The Registration Statement has become effective
            under the Act and, to the knowledge of such counsel no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                        (v) The Registration Statement, the Prospectus and each
            amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

                        (vi) The statements under the captions "Description of
            Securities" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                        (vii) Such counsel does not know of any contracts or
            documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts, and summaries of documents in the Registration Statement and the Prospectus, are accurate in all material respects.

                        (viii) Such counsel knows of no material legal or
            governmental proceedings pending or threatened against the Company except as set forth in the Prospectus.

                        (ix) The execution and delivery of this Agreement and
            the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                        (x) This Agreement has been duly authorized, executed
            and delivered by the Company.

                        (xi) No approval, consent, order, authorization,
            designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                        (xii) The Company is not, and will not become, as a
            result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

            In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel in each instance need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Gray Cary Ware & Freidenrich may state that their belief is based upon the procedures set forth therein, but is without independent check and verification and without responsibility for the contents of the Registration Statement or Prospectus, except as set forth in such opinion.

            (c) The Representative shall have received from Piper & Marbury L.L.P., counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii), (iv) and (x) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion, Piper & Marbury L.L.P. may rely as to all matters governed other than by the laws of the State of Delaware or Federal laws on the opinion of counsel referred to in Paragraph
(b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Piper & Marbury L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (d) The Representative shall have received at or prior to the Closing Date from Piper & Marbury L.L.P. a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Common Stock and Warrants under the State securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

            (e) The Representative shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

            (f) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates executed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be:

                         (i) The Registration Statement has become effective
            under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                        (ii) The representations and warranties of the Company
            contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                        (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                        (iv) He or she has carefully examined the Registration
            Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                        (v) Since the respective dates as of which information
            is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, other than operating losses reasonably to be anticipated in light of the disclosures contained in the Registration Statement.

            (g) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

            (h) The Firm Securities and Option Securities, if any, have been approved for designation upon notice of issuance on the Nasdaq Small Cap Market.

            (i) The Lockup Agreements described in Section 3 (m) have been delivered and are in full force and effect.

            The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Piper & Marbury L.L.P., counsel for the Underwriters.

            If any of the conditions in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

            In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.          CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

            The obligations of the Company to sell and deliver the Common Stock and Warrants to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.          INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Common Stock and Warrants, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, (i) in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof, or (ii) which was corrected in an amendment or supplement thereto subsequently filed, the prior uncorrected version thereof not having been distributed by the

Representative. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse on demand any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Common Stock and Warrants. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the shares of Common Stock and Warrants purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

            (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Common Stock and/or Warrants and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.          DEFAULT BY UNDERWRITERS.

            If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Common Stock and/or Warrants which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares of Common Stock or Warrants with respect to which such default shall occur does not exceed 10% respectively of the Firm Shares or Firm Warrants, or of the Option Shares or Option Warrants, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the 10% limitation in clause (a) is exceeded, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.         NOTICES.

            All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: If to the Underwriters, to SouthWall Capital Corp, 110 Wall Street, 15th Floor, New York, New York 10005, with a copy to Piper & Marbury L.L.P., attention: Robinson Markel, Esq., 1251 Avenue of the Americas, 1251 Avenue of the Americas, New York, New York 10020-1104; if to the Company, to C2i Solutions, Inc., attention: President, 4747 Morena Boulevard, Suite 101, San Diego, California 92117, with a copy to Gray Cary Ware & Freidenrich, attention: Douglas J. Rein, Esq., 4365 Executive Drive, Suite 1600, San Diego, California 92121-2189. Any of the parties just identified may change its address to which communications hereunder are to be directed, by communicating notice of the address change in the manner set forth above, which notice shall be effective upon receipt.

11.         TERMINATION.

            This Agreement may be terminated by you by notice to the Company as follows:

            (a) at any time prior to the earlier of (i) the time the Firm Shares and Firm Warrants are released by you for sale by notice to the Underwriters, or
(ii) 11:30 a.m. on the first business day following the date of this Agreement;

            (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Common Stock or Warrants or to enforce contracts for the sale thereof; (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company;
(v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension by the Commission of trading in the Common Stock or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

            (c)  as provided in Sections 6 and 9 of this Agreement.

12.         SUCCESSORS.

            This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any shares of Common Stock or Warrants from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.         INFORMATION PROVIDED BY UNDERWRITERS.

            The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

14.         MISCELLANEOUS.

            The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Common Stock and Warrants under this Agreement.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          C2I SOLUTIONS, INC.


                                          By ________________________________
                                             President


The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

SOUTHWALL CAPITAL CORP.

____________________________________

____________________________________


As Representative[s] of the several
Underwriters listed on Schedule I


By:_________________________________
   Authorized Officer

                                   SCHEDULE I



                            SCHEDULE OF UNDERWRITERS



                                                       Number of Firm Shares
                                                        and Firm Warrants
Underwriter                                              to be Purchased

SouthWall Capital Corp.

















                                                         __________

                          Total                          __________